EXHIBIT 99.1
                                                                    ------------


                  ATMI REPORTS SECOND QUARTER FINANCIAL RESULTS


      DANBURY, CT -- JULY 25, 2007 -- ATMI, Inc. (NASDAQ: ATMI) today announced that revenues increased 12% to a record $92.4 million for the second quarter of 2007, compared with $82.5 million in the second quarter of 2006. Net income decreased 8% to $9.3 million, compared with $10.1 million a year ago, while earnings per diluted share were $0.26, compared with $0.27 per diluted share in the second quarter of 2006.

      For the six months ended June 30, 2007, revenues were $174.6 million, up 10% from $159.4 million in the comparable 2006 period. Net income decreased 11% to $15.6 million from $17.5 million in the first half of 2006, and earnings per share decreased to $0.44 per diluted share from $0.46 per diluted share for the first half of 2006.

      Doug Neugold, ATMI Chief Executive Officer, said, "This past quarter has been a good one for us. We began the quarter with a design quality problem in our packaging business and some costly, but important, ongoing patent litigation. During the quarter we solved the design problem and began refilling our supply chain with the redesigned product. On the legal front, our spending commitment for patent litigation to protect our intellectual property was rewarded by some recent success in the courts. Furthermore, the market environment for advanced logic production, which had been pretty weak since the middle of last year, strengthened noticeably in the quarter, complementing the strong memory environment of the last few quarters."

      Neugold continued, "Our significant R&D investments and new product efforts are generating a lot of interest. Our RegenSi(TM) wafer reclamation/cleaning materials are in use at multiple fabs by multiple

                                   -- MORE --

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ATMI REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS -- Page 2 of 6


customers. In addition, our AutoClean(TM) technology for ion implanters is delivering substantial improvements in source life, tool utilization, and throughput for multiple customers. Both products are now fully released and should contribute to our second half revenue growth."

      Dan Sharkey, Chief Financial Officer said, "Second quarter revenues benefited from strong end-of-quarter sales, principally driven by our SDS(R)3 product ramp, as well as healthy deposition chemistry delivery equipment sales into memory fabs. Revenues in our packaging business are also recovering. Our operating expenses were higher than we anticipated in the quarter, primarily due to a $1.1 million contingent legal fee payable as a result of the favorable ruling we achieved in June."

      Sharkey continued, "Initial SDS3 stocking orders were filled for several customers in the second quarter. However, SDS3 revenues in the third quarter are likely to be lower as those stocking orders are consumed and customer order patterns more closely reflect ongoing production. We estimate revenues in the $87 million to $92 million range for the third quarter, with diluted earning per share between $0.27 and $0.32."

      A conference call (dial-in: 888.822.9375) discussing the company's recent financial results and business outlook will begin at 11:00 a.m. Eastern time, July 25, 2007. A replay of the call will be available for 48 hours at
800.642.1687 (access code 6644715). An audio webcast of the conference call will be available for 30 days on atmi.com.

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ATMI REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS -- Page 3 of 6



      ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

      ATMI, Autoclean, RegenSi, and SDS are trademarks or registered trademarks in the United States, other countries, or both.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #
For more information contact:
      Dean Hamilton
      Director, ATMI Investor Relations & Corporate Communications
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
                                     # # # #

                                  TABLES FOLLOW


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ATMI REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS -- Page 4 of 6






                                      ATMI, INC.
                             SUMMARY STATEMENTS OF INCOME
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                      (UNAUDITED)

                                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                  ------------------         ----------------
                                       JUNE 30,                  JUNE 30,
                                       --------                  --------
                                   2007         2006         2007         2006
                                 --------     --------     --------     --------
Revenues                         $ 92,432     $ 82,484     $174,586     $159,420
Cost of revenues                   47,247       40,542       90,127       80,670
                                 --------     --------     --------     --------
Gross profit                       45,185       41,942       84,459       78,750
Operating expenses:
  Research and                      7,298        6,228       14,544       12,357
development
  Selling, general, and
  administrative                   26,238       23,065       50,790       45,107
                                 --------     --------     --------     --------
  Total operating                  33,536       29,293       65,334       57,464
                                 --------     --------     --------     --------
expenses

Operating income                   11,649       12,649       19,125       21,286

Other income, net                   1,916        2,240        3,807        4,610
                                 --------     --------     --------     --------

Income before income               13,565       14,889       22,932       25,896
taxes

Income taxes                        4,294        4,839        7,338        8,416
                                 --------     --------     --------     --------

Net income                       $  9,271     $ 10,050     $ 15,594     $ 17,480
                                 ========     ========     ========     ========


Diluted earnings per             $   0.26     $   0.27     $   0.44     $   0.46
share

Weighted-average shares
outstanding                        35,369       37,502       35,486       37,669



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ATMI REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS -- Page 5 of 6




                                   ATMI, INC.
                      SCHEDULE OF EQUITY-BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                       THREE MONTHS ENDED      SIX MONTHS ENDED
                                             JUNE 30,              JUNE 30,
                                        2007(1)    2006(2)    2007(3)    2006(4)
                                        ------     ------     ------     ------

Cost of revenues                        $  187     $  211     $  139     $  494
Research and development                   207        183        249        410
Selling, general, &                      2,006      2,196      3,873      4,459
administrative                          ------     ------     ------     ------

Total equity-based
compensation expense                     2,400      2,590      4,261      5,363

Benefit from income taxes                  772        883      1,427      1,829
                                        ------     ------     ------     ------

Equity-based compensation
  Expense, net of income taxes          $1,628     $1,707     $2,834     $3,534
                                        ======     ======     ======     ======



(1) Amounts include amortization expense related to stock options of $1.4 million, and restricted stock awards of $1.0 million, recorded under FAS 123(R).
(2) Amounts include amortization expense related to stock options of $1.8 million, employee stock purchase plan of $0.2 million, and restricted stock awards of $0.6 million, recorded under FAS
      123(R).
(3) Amounts include amortization expense related to stock options of $2.6 million, and restricted stock awards of $1.5 million, recorded under FAS 123(R).
(4) Amounts include amortization expense related to stock options of $3.4 million, employee stock purchase plan of $0.3 million, and restricted stock awards of $1.6 million, recorded under FAS
      123(R).



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ATMI REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS -- Page 6 of 6




                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)




BALANCE SHEET HIGHLIGHTS                                 JUNE 30,   DECEMBER 31,
                                                         --------   ------------
                                                            2007          2006
                                                          --------      --------
                                                         (UNAUDITED)
Assets
   Cash & marketable securities (1)                       $213,757      $204,687
   Accounts receivable, net                                 60,004        55,867
   Inventories, net                                         46,209        47,339
   Other current assets                                     24,603        24,341
                                                          --------      --------
      Total current assets                                 344,573       332,234
   Property, plant, and equipment, net                      95,111        92,719
   Marketable securities, non-current (1)                    7,065        14,379
   Other assets                                             48,450        48,705
                                                          --------      --------
        Total assets                                      $495,199      $488,037
                                                          --------      --------

Liabilities and stockholders' equity
   Accounts payable                                       $ 20,751      $ 20,144
   Other current liabilities                                28,225        30,728
                                                          --------      --------
     Total current liabilities                              48,976        50,872
   Non-current liabilities                                   3,874         1,669
   Stockholders' equity                                    442,349       435,496
                                                          --------      --------
      Total liabilities & stockholders' equity            $495,199      $488,037
                                                          --------      --------



(1) Total cash and marketable securities equaled $220.8 million and $219.1 million at June 30, 2007 and December 31, 2006, respectively.